Exhibit 10.31.9
WAIVER AND EIGHTH AMENDMENT TO THE LOAN AND SECURITY
AGREEMENT
     THIS WAIVER AND EIGHTH AMENDMENT is entered into as of April 6, 2011 (this “Amendment”) among DIGITAL RECORDERS, INC., a North Carolina corporation (“Digital”), TWINVISION OF NORTH AMERICA, INC., a North Carolina corporation (“TwinVision” and, together with Digital, the “Borrowers”), DRI CORPORATION, a North Carolina corporation (“Guarantor” and, together with the Borrowers, the “Loan Parties”), and BHC INTERIM FUNDING III, L.P., a Delaware limited partnership (“Lender”), to that certain Loan and Security Agreement dated as of June 30, 2008 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”) among the Loan Parties and Lender.
     WHEREAS, the Loan Parties have requested that Lender (i) waive certain Events of Default that have occurred and are continuing and (ii) amend certain provisions of the Loan Agreement as hereafter provided, and Lender is willing to do so on the terms and conditions hereafter set forth;
     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties and Lender hereby agree as follows:
     Section One. Definitions. Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement as amended by this Amendment.
     Section Two. Waiver. Subject to satisfaction of the conditions precedent set forth in Section Five below, Agent and Lenders hereby waive the Events of Default that have occurred and are continuing pursuant to Section 7.1 of the Loan Agreement as a result of (x) the Loan Parties failing to comply with the financial covenants set forth in Section 6.18(B), (C), (D) and (F) for the period ending December 31, 2010 and (y) DRI paying a dividend with respect to its Series K Preferred Stock in an aggregate amount equal to $51,000 at a time when such dividend was not permitted by Section 6.4 (the “Existing Defaults”). Notwithstanding the foregoing, the waiver of the Existing Defaults set forth above does not establish a course of conduct between Loan Parties and Lender and Loan Parties hereby agree that Lender is not obligated to waive any future Events of Default under the Loan Agreement.
     Section Three. Amendment to Loan Agreement. Effective upon satisfaction of the conditions precedent set forth in Section Five below, the Loan Agreement is hereby amended as follows:
     (a) The defined term “Maturity Date” in Section 1.3 (Certain Defined Terms) of the Loan Agreement is hereby amended in its entirety to read as follows:
               “Maturity Date” means April 30, 2012

     (b) The table appearing in Section 2.4(D) (Termination Fee) of the Loan Agreement is hereby amended in its entirety to read as follows:

Then the amount of the
Termination Fee with shall
If the Payment Date is:	equal:

On or before June 30, 2011	$800,000
After June 30, 2011, but on or before September 30, 2011	$1,000,000
After September 30, 2011, but on or before December 30, 2011	$1,300,000
January 1, 2012 and thereafter	$1,700,000
     (c) Section 6.4 (Restricted Payments) of the Loan Agreement is hereby amended in its entirety to read in its entirety as follows:
     6.4 Restricted Payments. No Loan Party shall, nor shall it permit any Subsidiary to, declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Loan Party (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Loan Party; provided that (a) Parent may pay non-cash dividends consisting of additional shares of Parent’s capital stock and (b) Borrowers shall be permitted to make dividends or distributions to Parent, to enable Parent to pay (i) professional fees, franchise and other taxes and other Ordinary Course of Business operating expenses incurred by Parent in its capacity as parent corporation of the Borrowers and (ii) up to $625,000 in the aggregate in any fiscal year of dividends or distributions with respect to Parent’s preferred stock, so long (x) as after giving effect to the payment of such dividend or distribution the Borrowers have at least $750,000 of Undrawn Availability (as defined in the Senior Lien Financing Documents) and (y) Borrowers demonstrate to Lender that after giving effect to such payment Borrowers will be in pro forma compliance with Section 6.18(B) for the fiscal quarter most recently ended prior to such payment (and if the Fixed Charge Coverage Ratio was not tested in such fiscal quarter, no such payments shall be permitted); provided, however, that after giving effect to the payment of such dividends or distributions there shall not exist any Default or Event of Default.
     (d) Section 6.18(B) (Fixed Charge Coverage Ratio) of the Loan Agreement is hereby amended in its entirety to read as follows:
     (B) Fixed Charge Coverage Ratio. Loan Parties shall maintain as of the end of each fiscal quarter, for the twelve month period ending on the last day of such fiscal quarter, a Fixed Charge Coverage Ratio of not less than the ratio set forth below opposite such period:

Fixed Charge Coverage
Fiscal Quarter Ending:	Ratio:

March 31, 2011	No Test
June 30, 2011	No Test
September 30, 2011	No Test
December 31, 2011 and each fiscal quarter ending thereafter	1.25 to 1.00
     (e) Section 6.18(C) (Net Worth) of the Loan Agreement is hereby amended in its entirety to read as follows:
     (C) Net Worth. Loan Parties shall maintain, at all times during and at the end of each fiscal quarter, a Net Worth of not less than $12,500,000.
     (f) The table appearing in Section 6.18(D) (Leverage Ratio) of the Loan Agreement is hereby amended in its entirety to read as follows:

Fiscal Quarter Ending:	Leverage Ratio:

March 31, 2011	17.50 to 1.0
June 30, 2011	16.50 to 1.0
September 30, 2011	10.25 to 1.0
December 31, 2011 and each fiscal quarter ending thereafter	4.00 to 1.0
     (g) The table appearing in Section 6.18(F) (EBITDA) of the Loan Agreement is hereby amended in its entirety to read as follows:

Fiscal Quarter Ending:	Minimum EBITDA:

March 31, 2011	$2,750,000
June 30, 2011	$3,000,000
September 30, 2011	$5,000,000
December 31, 2011 and each fiscal quarter ending thereafter	$7,000,000
     Section Four. Representations and Warranties. To induce Lender to enter into this Amendment, the Loan Parties hereby warrant and represent to Lender as follows:
     (a) all of the representations and warranties contained in the Loan Agreement and each other Loan Document to which the Loan Parties are a party continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except for such representations and warranties which, by their terms, are expressly made only as of a previous date;
     (b) the execution, delivery and performance of this Amendment by each of the Loan Parties is within their corporate powers, has been duly authorized by all necessary corporate action on their part, and each of the Loan Parties has received all necessary consents and approvals (if any are required) for the execution and delivery of this Amendment;
     (c) upon execution of this Amendment, the Loan Agreement as amended by this Amendment shall constitute the legal, valid and binding obligation of the Loan Parties, enforceable against the Loan Parties in accordance with their terms as so amended, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity;
     (d) except as set forth herein or as the Loan Parties or their representatives shall have notified Lender in writing, none of the Loan Parties are in default under any indenture, mortgage, deed of trust, or other material agreement or material instrument to which they are a party or by which they may be bound which could have a Material Adverse Effect. Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation applicable to any of the Loan Parties, (ii) cause a violation by any of the Loan Parties of any order or decree of any court or government instrumentality applicable to them, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or material instrument to which any of the Loan Parties is a party or by which they may be bound, or (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any property of any of the Loan Parties, except in favor of Lender, to secure the Obligations;
     (e) except for the Existing Defaults, no Default or Event of Default has occurred and is continuing; and
     (f) since the date of the Loan Parties’ most recent financial statements delivered to Lender, no change or event has occurred which has had, or is reasonably likely to have, a Material Adverse Effect.
     Section Five. Conditions Precedent. This Amendment shall become effective on the date on which the following conditions precedent are satisfied, as determined by Lender in its sole discretion:
     (a) Lender shall have received this Amendment, in form and substance satisfactory to Lender, duly executed by the Loan Parties;
     (b) Lender shall have received that certain Waiver and Amendment No. 8 the Revolving Credit and Security Agreement with respect to the Senior Lien Financing Agreement, duly executed by the parties thereto;
     (c) Lender shall have received a non-refundable fee in the amount of Fifty Thousand Dollars ($50,000), which fee shall be fully earned and payable on the date hereof;

     (d) the Loan Parties shall have paid all amounts outstanding on or prior to the date of this Amendment, including reimbursement or payment of all out-of-pocket expenses (including the legal fees and expenses of Blank Rome LLP), incurred in connection with this Amendment, the Loan Documents and the transactions contemplated hereby and thereby; and
     (e) no Default or Event of Default, other than the Existing Defaults, shall have occurred be continuing, and no event or development which has had or is reasonably likely to have a Material Adverse Effect shall have occurred, in each case, since the date of the Loan Parties’ most recent financial statements delivered to Lender.
     Section Six. Release. The Loan Parties hereby acknowledge and agree that: (a) neither they nor any of their Affiliates have any claim or cause of action against Lender (or any of Lender’s Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties under the Loan Agreement and the other Loan Documents. Notwithstanding the foregoing, Lender wishes (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Lender’s rights, interests, security and/or remedies under the Loan Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, the Loan Parties (for themselves and their Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (each a “Releasor”) do hereby fully, finally, unconditionally and irrevocably release and forever discharge Lender and each of its Affiliates, officers, directors, employees, attorneys, consultants and agents (each a “Released Party”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the date hereof arising out of, connected with or related in any way to this Amendment, the Loan Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or Lender’s agreements contained therein, or the possession, use, operation or control of any of the assets of agreements contained therein, or the possession, use, operation or control of any of the assets of the Loan Parties, or the making of any advance, or the management of such advance or the Collateral.
     Section Seven. General Provisions.
     (a) Except as herein expressly amended, each of the Loan Agreement and all of the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.
     (b) All references to the Loan Agreement in the Loan Agreement and each other Loan Document shall mean such Loan Agreement as amended as of the effective date hereof, and as amended hereby and as hereafter amended, supplemented and modified from time to time.

     (c) This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.
     (d) Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
     (e) THIS AMENDMENT AND ALL MATTERS RELATING HERETO AND ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
     (f) EACH LOAN PARTY FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE LITIGATED IN SUCH COURTS. EACH LOAN PARTY FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AMENDMENT. IF ANY LOAN PARTY OR ANY SUBSIDIARY PRESENTLY IS, OR IN THE FUTURE BECOMES, A NONRESIDENT OF THE STATE OF NEW YORK, EACH LOAN PARTY FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PERSON BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH PERSON AT SUCH PERSON’S ADDRESS AS SET FORTH IN SECTION 8.6 OF THE LOAN AGREEMENT OR AS MOST RECENTLY NOTIFIED BY SUCH PERSON IN WRITING PURSUANT TO SECTION 8.6 OF THE LOAN AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID.
     (g) EACH LOAN PARTY FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES AND LENDER HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT. EACH LOAN PARTY FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES AND LENDER FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
     (h) This Amendment is a Loan Document.

     (i) Nothing contained in this Amendment shall operate as a waiver of any right, power, or remedy to which Lender may be entitled, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.
     (j) This Amendment may be executed by the parties hereto in one or more counterparts, each of which when so executed shall be deemed an original; and such counterparts taken together shall constitute one and the same agreement. Any signatures delivered by a party by facsimile or electronic transmission shall be deemed an original signature hereto.
(This space is intentionally left blank — signature page follows.)

     IN WITNESS WHEREOF, Loan Parties and Lender have signed below to indicate their agreement with the foregoing and their intent to be bound thereby.

LENDER:	BHC INTERIM FUNDING III, L.P.
	By:	BHC Interim Funding Management III, L.P.,
its General Partner

	By:	BHC Investors III, L.L.C., its Managing
Member

	By:	GHH Holdings III, L.L.C.

	By:	/s/ Gerald H. Houghton
Gerald H. Houghton
Managing Member

BORROWERS:	DIGITAL RECORDERS, INC.
	By:	/s/ David L. Turney
David L. Turney
CEO, President

TWINVISION OF NORTH AMERICA, INC.
	By:	/s/ David L. Turney
David L. Turney
CEO, President

GUARANTOR:	DRI CORPORATION
	By:	/s/ David L. Turney
David L. Turney
CEO, President

Signature Page to Eighth Amendment to Loan and Security Agreement

Consented to and Acknowledged by:

DRI EUROPA AKTIEBOLAG
By:	/s/ David L. Turney
David L. Turney
Chairman

MOBITEC AB
By:	/s/ David L. Turney
David L. Turney
Director

Acknowledgement to Eighth Amendment to Loan and Security Agreement